INVESTMENT ADVISORY AGREEMENT

      THIS INVESTMENT ADVISORY AGREEMENT is made this 1st day ofJanuary, 2007 (this "Agreement"), by and between California Investment Trust, a Delaware statutory trust (the "Trust"), on behalf of the series of the Trust identified herein, and CCM Partners, a limited partnership organized and existing under the laws of the State of California (the "Adviser").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time (the "1940 Act");

      WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio, and the Trust has established multiple series (each a "Fund");

      WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and the rules and regulations thereunder, as amended from time to time (the "Advisers Act"); and

      WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services and certain specifically identified administrative services to the Funds, and the Adviser is willing to furnish such services to the Funds in the manner and on the terms hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Trust and the Adviser as follows:

      1. Appointment. The Trust hereby appoints CCM Partners to act as Adviser to the Funds for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2. Portfolio Management Duties. Subject to the ultimate supervision and direction of the Trust's Board of Trustees and the Trust, the Adviser shall regularly provide the Funds with investment research, advice, management and supervision and shall furnish a provide a continuous investment program for the assets of the Funds and determine the composition of the assets of the Funds, including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Funds. The Adviser will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation of each Fund's investments, and the Adviser is hereby authorized to execute and perform investment management such services on behalf of the Funds. The Adviser will also provide to the Funds the administrative services set forth in Sections 2(c), 2(d) and 2(e) hereof. The Adviser will provide the services under this Agreement in accordance with the Funds' investment objective or objectives, investment policies, and investment restrictions as stated in the Trust's prospectuses and statement of additional information, each as supplemented or amended from time to time (as so supplemented or amended, the "Prospectus and Statement of Additional Information"). Without limiting the generality of the foregoing provisions, in performing these duties, the Adviser:


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

            (a) Is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Funds, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Adviser's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Funds. Subject to such policies as the Board of Trustees may determine and consistent with
      Section 28(e) of the Securities Exchange Act of 1934 and applicable regulatory interpretations thereof, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Funds and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with applicable provisions of the Securities Exchange Act of 1934, and subject to any other applicable laws and regulations, the Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to any affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Funds or the Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine consistent with the above standards, and, upon request, the Adviser will report on said allocations to the Trust and the Board of Trustees of the Trust, indicating the brokers or dealers to which such allocations have been made and the basis therefore.

            (b) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser in the exercise of its fiduciary obligations to the Trust and to such other clients.

            (c) Will provide persons satisfactory to the Trust's Board of Trustees to act as officers and employees of the Trust and a Fund (such officers and employees, as well as certain Trustees, may be trustees, directors, officers, partners, or employees of the Adviser or its affiliates).


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

            (d) Will furnish a Fund with office space and equipment reasonably necessary for the investment operations of the Fund.

            (e) Will furnish a Fund with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Trust's Board of Trustees may reasonably request.

            (f) Will regularly report to the Trust's Board of Trustees on the investment program for the Funds and the issuers and securities represented in the Fund's portfolio and render to the Trust's Board of Trustees such periodic and special reports with respect to the Fund's investment activities as the Board may reasonably request;

            (g) Shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee or other affiliated person of the Adviser has not, to the best of the Adviser's knowledge:

                  (i) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

                  (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

            (h) Will treat confidentially and as proprietary information of the Funds all records and other information related to the Funds, including the performance records of such Funds, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds or when so requested by the Funds; provided, however, that records and information need not be treated as confidential if required to be disclosed under applicable law or regulation or otherwise in connection with investigations or inquiries contemplated under Section 9 hereof, or if generally available to the public through means other than by disclosure by the Adviser, or if available from a source other than the Trust, the Adviser or the Funds which does not owe a duty of confidentiality to the Trust, the Adviser or the Funds.

            (i) Will use its reasonable best efforts (i) to retain the services of the Portfolio Employees who manage the portfolios of the Funds, from time to time and (ii) to promptly obtain the services of a Portfolio Employee acceptable to the Trust if the services of any of the Portfolio Employees are no longer available to the Adviser.

            (j) Will obtain the approval of the Trust prior to designating a new Portfolio Employee, which consent shall not be unreasonably withheld; provided, however, that, if the services of a Portfolio Employee are no longer available to the Adviser due to circumstances beyond the reasonable control of the Adviser (e.g., voluntary resignation, death or disability), the Adviser may designate an interim Portfolio Employee who (i) shall be reasonably acceptable to the Trust and (ii) shall function for a reasonable period of time until the Adviser designates an acceptable permanent replacement; provided, however, that if the Trust does not consent to the designation of a Portfolio Employee, Trust and Adviser agree to cooperate in good faith to identify a replacement Portfolio Employee.

            (k) Will, to the extent practicable, notify the Board of Trustees in advance of any impending change in Portfolio Employee, portfolio management or any other material matter that may require disclosure to the Board, shareholders of the Funds or dealers in Fund shares.

      3. Disclosure about Adviser. The Adviser has reviewed the Registration Statement and represents and warrants that, with respect to the disclosure about the Adviser or information relating, directly or indirectly, to the Adviser, and with respect to the disclosure of the investment activities of the Funds and other matters for which the Adviser is contractually responsible hereunder such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. The Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Adviser is required to be registered. The Adviser agrees to provide the Trust with current copies of the Adviser's Form ADV, and any supplements or amendments thereto.

      4. Expenses. During the term of this Agreement:

            (a) The Adviser shall bear and pay the costs of rendering the services to be performed by it under this Agreement. In addition, with respect to the investment operations of the Fund, the Adviser is responsible for (i) the compensation of any of the Trust's trustees, officers, and employees who are affiliates of the Adviser (except for the salary or other compensation of the Chief Compliance Officer ("CCO") of the Trust, who may be an affiliate of the Adviser, as to which that portion of such compensation and related costs allocable to his or her duties as the CCO of the Trust will be reimbursed by the Trust to Adviser as determined by the Board of Trustees of the Trust, (ii) the expenses of printing and distributing the Fund's prospectuses, statements of additional information, and sales and advertising materials (but not the legal, auditing or accounting fees attendant thereto) to prospective investors (but not to existing shareholders), and (iii) providing office space and equipment reasonably necessary for the investment operations of the Funds.

            (b) Each Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Section 4(a) hereof, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Fund including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of the Fund's shareholders that the Board of Trustees determines are properly payable by the Fund; expenditures in connection with the meeting of the Board of Trustees' salaries and expenses of officers and fees and expenses of members of the Trust's Board of Trustees or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Adviser (except as otherwise provided in Section 4(a) hereof with respect to the CCO's compensation and related costs); insurance premiums on property or personnel of a Fund which inure to its benefit or the benefit of its Officers and Trustees with respect to their Fund-related activities, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of a Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Fund, if any; all administrative services not specifically made part of the Adviser's investment responsibilities hereunder; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

            (c) In the execution of its duties under this Agreement, the Adviser is entitled to reimbursement of actual costs incurred by the Adviser for expenses which are otherwise the obligation of the Funds. The Funds shall promptly reimburse the Adviser for such costs and expenses, except to the extent the Adviser has otherwise agreed to bear such expenses.

      5. Compensation.

            (a) The Fund shall pay to the Adviser, and the Adviser agrees to accept, as full compensation for all specifically identified administrative services and investment management and advisory services furnished or provided to a Fund pursuant to this Agreement, a management fee as set forth in on Schedule A attached hereto, as may be amended in writing from time to time by the Trust and the Adviser.

            (b) The management fee shall be accrued daily by each Fund and paid to the Adviser on the first business day of the succeeding month.

            (c) The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

            (d) The Adviser may voluntarily reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses that are the responsibility of a Fund under this Agreement. Except as the Adviser may otherwise agree with respect to the Fund, any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments. Any fee withheld pursuant to this paragraph 5(d) from the Adviser may be reimbursed by a Fund to the Adviser anytime in the three fiscal years next succeeding the fiscal year of the withholding if the following conditions are met: (i) the reimbursement does not cause the Fund to exceed any applicable expense limit; (ii) the effect of the reimbursement is measured after all ordinary operating expenses are calculated; and (iii) the Board of Trustees approves the reimbursement as being not inconsistent with the best interests of shareholders.

      6. Notice of Certain Events.

            (a) The Adviser agrees that, if legally permitted, it shall immediately notify the Board of Trustees in the event (i) that the SEC or any state has censured the Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that any Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Adviser further agrees to notify the Board of Trustees immediately of any material fact known to the Adviser that is not contained in the Registration Statement or prospectus for the Trust that relates to the Adviser or any Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

      7. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent. The Adviser understands that unless expressly provided herein or authorized from time to time by the Trust, the Adviser shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust's agent.

      8. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Trust's request, although the Adviser may, at its own expense, make and retain a copy of such records. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records that the Adviser maintains and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in that Rule.

      9. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement, the Trust or the Funds.

      10. Services Not Exclusive. It is expressly understood and agreed that the services to be rendered by the Adviser to the Funds are not exclusive, and nothing in this Agreement shall prevent the Adviser (or its affiliates) from providing similar or different services to other clients (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities so long as its ability to render the services provided for in this Agreement shall not be impaired thereby. The Trust's employment of the Adviser is not an exclusive arrangement, and the Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein.

      11. Adviser's Liability and Indemnification.

            (a) The Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in the Fund's offering materials (including the prospectus, the statement of additional information, advertising and sales materials), except for information supplied by the Trust or another third party for inclusion therein.

            (b) The Adviser shall be liable to the Fund for any loss (including brokerage charges) incurred by the Fund as a result of any improper investment made by the Adviser.

            (c) Except as provided in Section 11(b) hereof and as may otherwise be required by the 1940 Act or other applicable law, the Trust agrees that the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") controls the Adviser shall not be liable to the Trust, or any Fund or any shareholder of any Fund, for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement (including any losses that may be sustained in the purchase, holding or sale of any security by the Funds), except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties, or by reason of reckless disregard of the Adviser's obligations and duties under this Agreement.

            (d) The Adviser agrees to reimburse the Trust for any and all costs, expenses, and counsel and Trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or Trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Adviser or any of its partners where the action or inaction necessitating such expenditures
      (i) is directly or indirectly related to any transactions or proposed transaction in the interests or control of the Adviser or its affiliates (or litigation related to any pending or proposed future transaction in such interests or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or (ii) is within the sole control of the Adviser or any of its affiliates or any of their officers, partners, employees, or agents. So long as this Agreement is in effect, the Adviser shall pay to the Trust the amount due for expenses subject to this subparagraph 11(b) within thirty (30) days after a bill or statement has been received from the Trust therefore. This provision shall not be deemed to be a waiver of any claim which the Trust may have or may assert against the Adviser or others for costs, expenses, or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

            (e) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or partner or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

      12. Best Efforts and Judgment. The Adviser shall use its best judgment and efforts in rendering the advice and, services to a Fund as contemplated by this Agreement.

      13. Adviser's Personnel. The Adviser shall, at its own expense (except as may be otherwise provided in Section 4(a) hereof), maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or retained by the Adviser to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser or the Trust's Board of Trustees may desire and reasonably request.

      14. Reports by Fund to Adviser. Each Fund from time to time will furnish to the Adviser detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Adviser such financial reports, proxy statements, legal and other information relating to the Fund's investments as may be in its possession or available to it, together with such other information as the Adviser may reasonably request.


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

      15. Duration and Termination.

            (a) This Agreement shall take effect with respect to each Fund as of May 12, 2006 or, if later, as of the date set forth next to such Fund's name on Schedule A hereto, and shall remain in effect for two years from such date, and continue thereafter on an annual basis with respect to such Fund; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the entire Board of Trustees of the Trust, or (b) by the vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of such Fund, and provided that continuance is also approved by the vote of a majority of the members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Trust, the Trust, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended with respect to a Fund without the vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of such Fund, except to the extent permitted by any exemption or exemptions that may be granted upon application made to the SEC or by any applicable SEC rule or No-Action precedent. This Agreement may be terminated:

                  (i) by the Trust at any time with respect to the services
            provided by the Adviser, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting securities of that Fund, on 60 days' written notice to the Adviser;

                  (ii) by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Trust;

                  (iii) by the Trust at any time, without the payment of any penalty, upon 60 days' written notice to the Adviser.

            However, any approval of this Agreement by the holders of a majority of the outstanding voting securities (as such term is defined in the 1940
      Act) of a particular Fund shall be effective to continue this Agreement with respect to that Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding voting securities of any other Fund or other series of the Trust or (b) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement will terminate automatically with respect to the services provided by the Adviser in the event of its assignment, as that term is defined in the 1940 Act, by the Adviser, or upon the termination of the Investment Advisory Agreement.

            (b) The Trust and Adviser will cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed in accordance with the terms of such transactions, and to this end each party shall provide the other party with all reasonably necessary information and documentation to secure the implementation thereof.


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

      16. [Intentionally Omitted]

      17. Trading in Fund Shares. The Adviser agrees that neither it nor any of its partners, officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers and partners or bona fide employees of the Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

      18. Conflicts with Trust's Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Trust or any Fund to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and the Fund.

      19. Miscellaneous.

            (a) This Agreement shall be governed by the laws of the State of California without giving effect to the conflict of laws principles thereof, provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation, order or rule, including the 1940 Act and the Advisers Act and any rules, regulations or orders of the SEC promulgated thereunder.

            (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            (c) This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

             [The remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


CALIFORNIA INVESTMENT TRUST       CCM PARTNERS
a Delaware statutory trust        a California limited partnership

By:                               By:
   --------------------------         --------------------------------
   Christopher P. Browne              RFS Partners,
   Treasurer                          its General Partner

                                      By:
                                          Richard F. Shelton, Inc.,
                                          its General Partner

                                          By:
                                              --------------------------------
                                              Stephen C. Rogers,
                                              Co-trustee of Richard F. Shelton
                                              Trust, Sole Shareholder of
                                              Richard F. Shelton, Inc.

                                   Schedule A

                                  FEE SCHEDULE

Each Fund shall pay to the Adviser, as full compensation for all specifically identified administrative and investment management and advisory services furnished or provided to that Fund, pursuant to the Investment Advisory Agreement, a management fee based upon the Fund's average daily net assets at the following per annum rates:

--------------------------------------------------------------------------------
California Tax-Free Income  Fund     0.50% of the value of the average daily
                                     net assets up to and including assets of
                                     $100 million; plus 0.45% of the average
                                     daily net assets over $100 million up to
                                     and including $500 million; plus 0.40% of
                                     the average daily net assets over $500
                                     million.
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California Insured Intermediate      0.50% of the value of the average daily
Fund                                 net assets up to and including assets of
                                     $100 million; plus 0.45% of the average
                                     daily net assets over $100 million up to
                                     and including $500 million; plus 0.40% of
                                     the average daily net assets over $500
                                     million.
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California Tax-Free Money Market     0.50% of the value of the average daily
Fund                                 net assets up to and including assets of
                                     $100 million; plus 0.45% of the average
                                     daily net assets over $100 million up to
                                     and including $500 million; plus 0.40% of
                                     the average daily net assets over $500
                                     million.
--------------------------------------------------------------------------------

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U.S. Government Securities Fund     0.50% of the value of the average daily
                                    net assets up to and including assets of
                                    $100 million; plus 0.45% of the average
                                    daily net assets over $100 million up to
                                    and including $500 million; plus 0.40% of
                                    the average daily net assets over $500
                                    million.
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The United States Treasury Trust    0.50% of the value of the average daily
                                    net assets up to and including assets of
                                    $100 million; plus 0.45% of the average
                                    daily net assets over $100 million up to
                                    and including $500 million; plus 0.40% of
                                    the average daily net assets over $500
                                    million.
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Short-Term U.S. Government Bond     0.50% of the value of the average daily
Fund net assets up to and including assets of $500 million; plus 0.45% of the average daily net assets over $500 million up to and including $1 billion; plus 0.40% of the average daily net assets over $1 billion.
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                                      -12-

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S&P 500 Index Fund                  0.25% of the value of the average daily
                                    net assets.
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S&P MidCap Index Fund               0.40% of the value of the average daily
                                    net assets.
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S&P SmallCap Index Fund             0.50% of the value of the average daily
                                    net assets up to and including assets of
                                    $500 million; plus 0.45% of the average
                                    daily net assets over $500 million up to
                                    and including $1 billion; plus 0.40% of
                                    the average daily net assets over $1
                                    billion.
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NASDAQ-100 Index Fund               0.50% of the value of the average daily
                                    net assets up to and including assets of
                                    $500 million; plus 0.45% of the average
                                    daily net assets over $500 million up to
                                    and including $1 billion; plus 0.40% of
                                    the average daily net assets over $1
                                    billion.
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European Growth & Income Fund       0.85% of the value of the average daily
                                    net assets.
--------------------------------------------------------------------------------
Equity Income Fund                  0.50% of the value of the average daily
                                    net assets up to and including assets of
                                    $500 million; plus 0.45% of the average
                                    daily net assets over $500 million up to
                                    and including $1 billion; plus 0.40% of
                                    the average daily net assets over $1
                                    billion.
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                                   ----------

                                 FEE LIMITATIONS

California Investment Trust Funds: To the extent that the gross operating costs and expenses of each of the following Funds (excluding any extraordinary expenses, such as litigation) exceed 1.00% (or 1.50% for Class K shares) of that Fund's average daily net asset value for any one fiscal year, the Adviser shall reimburse that Fund for the amount of such excess expenses:

California Tax-Free Income Fund
California Insured Intermediate Fund
California Tax-Free Money Market Fund
U.S. Government Securities Fund
The United States Treasury Trust
Short-Term U.S. Government Bond Fund
S&P 500 Index Fund
S&P MidCap Index Fund
S&P SmallCap Index Fund
NASDAQ-100 Index Fund
European Growth & Income Fund
Equity Income Fund


                                      -13-